SALARY DEFERRAL AGREEMENT

THIS AGREEMENT is made effective July 25, 2009, by and between Big Cat Energy Corporation, a Nevada corporation (the “Company” or “Big Cat”), and Timothy Barritt, Raymond Murphy and Richard G. Stifel (individually and/or collectively the “Officers”).

RECITALS:

A.	The Officers presently serve in various capacities with Big Cat as compensated officers and employees of the Company and each of the Officers present receives an annual salary of $125,000.

B.
Each Officer makes a valuable contribution to the business and management of the Company and the Company desires to retain the services of the Officers, however due to present cash flow constraints, the Company is unable to continue to pay the full salaries of the Officers.

C.
In consideration of the promises made herein, each of the Officers have agreed to continue his employment with the Company and to accept a deferral of a portion of his salary on the terms and conditions provided herein.

Now, Therefore, in consideration of the mutual promises and consideration herein described, the parties agree as follows:

1.
Deferral.    Commencing July 25, 2009 payment of a portion of the $125,000 salary of each of the Officers in an amount equal to $2,083.33 for July and $3,333.33 per month beginning August 1, 2009 shall be deferred for an indefinite period.    The remaining portion of the salary, effective August 1, 2009, ($7,083.33 per month) shall continue to be paid to each Officer on the same basis as in the past.

2.
Due Date of Deferred Amounts.   All amounts deferred under this agreement shall be immediately due and payable by Big Cat to an Officer (or their executors or heirs) upon the earliest to occur of the following:   (a) the resignation, removal, death, disability, or retirement of the Officer;  or (b) a notice sent to the Company not earlier than 12 months from the date of this Agreement, from the Officer to the effect that he is terminating the deferral arrangement and establishing a payment date for payment of all deferred amounts to the Officer, which date shall be not less than three months after the date of notice.

3.
Termination of Deferral as to Ongoing Salary Payments.     An Officer may terminate the deferral arrangement as to his ongoing salary payments at any time commencing 12 months after the date of this agreement by a notice to the Board of Directors advising the Board of his election to again require the full payment of his salary without deferral beginning at his next pay day.

4.
Security Agreement.  Payment of all amounts deferred hereunder and all amounts of any other unpaid salary owing to Officers, shall be secured by a Security Agreement of even date herewith, a copy of which is attached hereto as Exhibit A.

5.
Rights of Termination.   Nothing herein create a term certain of employment of an Officer nor shall it abrogate such common law and/or statutory rights of the Company to terminate the employment of the Officers as permitted by law.   However at the time of any such termination all deferred amounts shall become due and payable and the Security Agreement between the parties shall remain in full force and effect.

OFFICER:                                                                      BIG CAT ENERGY CORPORATION:

__/s/______________________________                                                                      By: ___/s/_________________________________
Timothy Barritt                                                                                       Richard Stockdale
              Its: Vice President

OFFICER:

__/s/______________________________
Raymond Murphy

OFFICER:

__/s/______________________________
Richard G. Stifel

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Security Agreement”) is made and entered into as of July 25, 2009, by and between Big Cat Energy Corporation (“Debtor”), and Timothy Barritt, Raymond Murphy and Richard G. Stifel, individuals having a business address of 121 W. Merino Street, PO Box 500, Upton, WY 82730 (collectively the “Secured Party”).

The Debtor, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in order to secure the performance of those contractual obligations of the Debtor to the Secured Party pursuant to and as set forth in the Salary Deferral Agreement dated August 1, 2009 (the “Agreement”), does hereby grant and pledge to the Secured Party a security interest in all of Debtor’s right, title and interest, whether presently existing or hereafter acquired, in the following (collectively, the “Collateral”):

1-  Trademark:   ARID

Mark Drawing Code:   (4)  Standard Character Mark
Serial Number             77220414
Filing Date                  July 2, 2007

2-  Patent applications - See Exhibit A incorporated herein by reference

The Debtor represents and warrants that the security interest granted in the Collateral pursuant to the foregoing, upon the filing of the appropriate financing statements relating thereto, shall be a first priority security interest in the Collateral.  This security interest is granted in conjunction with the Agreement.  The rights and remedies of Secured Party with respect to the security interest granted hereby are in addition to those set forth in the Agreement, and those that are now or hereafter available to Secured Party as a matter of law or equity.  Each right, power and remedy of Secured Party provided for herein, or now or hereafter existing at law or in equity, shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided for herein and the exercise by Secured Party of any one or more of the rights, powers or remedies provided for in this Security Agreement or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by any person, including Secured Party, of any or all other rights, powers or remedies.

The enforcement of this Security Agreement in the event of default, and the rights of the parties hereunder, shall be governed in all particulars by Article 9 of the Uniform Commercial Code, as adopted by the State of Wyoming, as amended from time to time, and by any applicable federal law.

If any action relating to this Security Agreement is brought by either party hereto against the other party, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements.  To the extent that any provision of this Security Agreement conflicts with any provision of the Agreement, the provision giving Secured Party greater rights or remedies shall govern, it being understood that the purpose of this Security Agreement is to add to, and not detract from, the rights granted to Secured Party under the  Agreement.

This Security Agreement shall be governed by the laws of the State of Wyoming, without regard for choice of law provisions.  The rights of the Secured Party hereunder shall inure to the benefit of its successors and assigns.  This Security Agreement may be executed in counterparts.

DEBTOR:

BIG CAT ENERGY CORPORATION                                                                                     SECURED PARTY:

By:           __/s/___________________                                                                ___/s/____________________
Its:                                                                                             Timothy Barritt

           ___/s/_____________________
           Raymond Murphy

           ___/s/_____________________
                                      Richard G. Stifel

SECURITY AGREEMENT

THIS SECURITY AGREEMENT is made effective as of  July 27,  2009, by and between Big Cat Energy Corporation, a Nevada corporation (the “Company” or “Big Cat”), and Timothy Barritt, Raymond Murphy and Richard G. Stifel (individually and/or collectively the “Secured Party”).

RECITALS:

A.           Secured Party and Big Cat have agreed to a deferred salary agreement of even date (the “Salary Deferral Agreement”) pursuant to which Secured Party has agreed to make certain salary deferrals to the Company.

B.           It is a condition precedent to Secured Party’s acceptance of the Salary Deferral Agreement that Big Cat shall simultaneously have entered into this Security Agreement (“Agreement”) granting Secured Party a continuing security interest in the collateral described in this Agreement.

Now, Therefore, in consideration of the covenants and conditions herein contained, the parties agree as follows:

SECTION 1.                      DEFINITIONS.

As used herein, the following terms shall have the meanings set forth below:

“Collateral” shall mean an assignment and security interest granted to Secured Party covering all of the Patents, trademarks and intellectual property of the Company relating to the ARID system and technology (such patents/trademarks/intellectual may be more specifically described on Exhibit A attached hereto and incorporated herein by reference) and Collateral shall also mean the ARID tool inventory held by the Company.

“Lien or Encumbrance” and “Liens and Encumbrances” mean, respectively, each and all of the following: (i) any lease or other right to use; (ii) any assignment as security, conditional sale or other title retention agreement or arrangement, grant in trust, lien (statutory or other), mortgage, deed of trust, pledge, security interest, hypothecation, preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever and any other interest or right securing the payment of money or the performance of any other liability or obligation, whether voluntarily or involuntarily created and whether arising by agreement, document, or instrument, under any law, ordinance, regulation, or rule (federal, state, or local), or otherwise; (iii) any option, right of first refusal, other right to acquire, or other interest or right, and (iv) any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing.

 “Obligations” means any and all unpaid salaries, accrued and/or deferred salaries, indebtedness, liabilities and/or obligations of Big Cat to Secured Party relating to or arising under the Salary Deferral Agreement, and any and all extensions and renewals thereof in whole or in part, and or any supplement hereto or thereto, whether now existing or hereafter arising, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, original, renewed or extended, and whether arising directly or acquired from others (including, without limitation, participations or interests in such obligations to others) and including, without limitation, Secured Party’s  interest, and attorneys fees and costs chargeable to Big Cat in connection with all of the foregoing.

“UCC” means the Uniform Commercial Code in effect in the state or jurisdiction where any applicable portion of the Collateral is located, as the same may be amended and modified from time to time.

SECTION 2.	GRANT OF SECURITY INTEREST.

For value received, and as security for the prompt performance, observance and payment in full of all Obligations, Big Cat hereby assigns to Secured Party the right to collect and hold payment of all proceeds received by the Company in the future from any commercial use of the Collateral not to exceed the total amounts owing under the Salary Deferral Agreement, and also hereby grants to Secured Party, a continuing security interest in, lien upon and right of setoff against the Collateral.

SECTION 3.	BIG CAT’S REPRESENTATIONS, WARRANTIES AND GENERAL COVENANTS.

3.1           Big Cat represents, warrants and agrees as follows (which shall survive the execution and delivery of this Agreement and the truth and accuracy of which, and compliance with, being a  condition of the Secured Party’s continuing service as a director, officer and/or employee of Big Cat,  pursuant to the Salary Deferral Agreement):

(a)           Big Cat is and shall be, with respect to the Collateral, the owner of such Collateral free from any Lien or Encumbrance except those granted herein, in Secured Party’s favor.  Big Cat will defend its title to the Collateral against the claims of all persons. There are no Form UCC-1 financing statements now filed or recorded covering any of the Collateral or in which Big Cat is named or has signed as debtor as to the Collateral, except financing statements related to this Agreement.

(b)           Big Cat will not directly or indirectly sell, lease, transfer, abandon or otherwise dispose of all or any substantial portion of Big Cat’s property or assets, without prior written notice to Secured Party.  Provided, however that Big Cat may sell or lease items of its its inventory of the ARID tool for adequate consideration in the ordinary course of business and all sales of such inventory when fully paid shall be free and clear of the liens and encumbrances created hereunder.

(c)           Big Cat shall promptly notify Secured Party in writing of the details of any loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or which would result in any material adverse change in Big Cat’s business, properties, assets, goodwill or condition, financial or otherwise.

(d)           At Secured Party’s option, upon the occurrence of an Event of Default hereunder, Secured Party shall apply any insurance monies received at any time to the cost of repairs to or replacement for the Collateral and/or to payment of any of the Obligations, whether or not due, in any order and in such manner as Secured Party, in Secured Party’s sole discretion, may determine.

 (e)            Big Cat shall not waste or destroy the Collateral or any part thereof or any document or record evidencing the same.  In addition, Big Cat shall not misuse, cancel or in any way use or dispose of any of the Collateral unlawfully or contrary to the provisions of this Agreement.

(f)           Big Cat shall, at Big Cat’s own expense, protect the Collateral and maintain it at all times for the benefit of Secured Party.  Big Cat shall use the Collateral for lawful purposes only and in conformity with applicable laws, ordinances and regulations.

(g)           The Collateral is and shall be used in Big Cat’s business and not for personal, family, or household use.

(h)           The security interest granted in the Collateral is in good faith believed to be (i) legal, valid, binding, and enforceable, (ii) once filed, a perfected security interest in the Collateral, and (iii) a first priority security interest.

3.2           Except as otherwise provided in this Agreement, Big Cat will not permit the Collateral to be removed from Big Cat’s possession, will not permit the Collateral to be attached or other process to be levied thereon nor create nor permit to be created any lien or encumbrance or adverse claim of any character whatsoever in Collateral, whether justified or unjustified, and will not sell, transfer, assign or attempt to assign Big Cat’s right, title or interest in the Collateral or this Agreement in contravention of the security interests granted herewith.

3.3           Big Cat shall duly execute and deliver, or shall cause to be duly executed and delivered, such further agreements, instruments and documents, including, without limitation, additional security agreements, collateral assignments, Form UCC-1 financing statements or amendments or continuations thereof, consents to the exercise by Secured Party of all Secured Party’s rights and remedies hereunder, under any supplement hereto or applicable law with respect to the Collateral, and do or cause to be done such further acts as may be necessary or proper in Secured Party’s opinion to evidence, perfect, maintain and enforce Secured Party’s security interest and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any supplement hereto. Where authorized by law, Big Cat hereby authorizes Secured Party to execute and file one or more Form UCC-1 financing statements signed only by Secured Party.  Big Cat hereby authorizes Secured Party, upon the occurrence of an Event of Default hereunder, at Secured Party’s option to send written notice to any and all customers of Big Cat or other parties who may be obligated to pay Big Cat any consideration for the commercial use of the ARID system, technology or inventory or other Collateral, to advise such parties that Secured Party claims a security interest in such proceeds .

3.4            Big Cat assumes all responsibility and liability arising from or relating to Big Cat’ use, sale or other disposition of the Collateral.

SECTION 4.                      SECURED PARTY’S RIGHT TO PROTECT COLLATERAL.

Secured Party may, in the Event of Default by Big Cat, pay taxes, assessments, liens, fees, charges or encumbrances, or spend any amounts necessary to maintain the Collateral in Big Cat’s exclusive possession and in good condition and repair, and all amounts expended by Secured Party shall, with interest thereon at the Default Interest Rate, constitute an Obligation of Big Cat to Secured Party secured by the Collateral and by the terms of this Agreement and shall be immediately due and payable, but no such act or expenditure by Secured Party shall relieve Big Cat from the consequences of such default.

SECTION 5.                      EVENTS OF DEFAULT.

Any one of the following shall constitute an “Event of Default”:

(a)           Big Cat fails to pay any monetary amount, including any or all salary or deferred salary of Secured Party, when due, and fails to cure such default within ten (10) days after written notice from Secured Party.

(b)           Big Cat fails to perform an obligation not involving the payment of money, or to comply with any other term or condition applicable to Big Cat under this Agreement or  the Salary Deferral Agreement, and fails to cure such default within thirty (30) days after written notice from Secured Party.

(c)           Big Cat (i) fails to pay when due any monetary obligation, whether such obligation be direct or contingent, to any person in excess of Twenty Five Thousand and No/100 Dollars ($25,000), (ii) makes a general assignment for the benefit of creditors, or (iii) applies for, consents to, or acquiesces in, the appointment of a trustee, receiver, or other custodian for Big Cat or the property of Big Cat or any part thereof, or in the absence of such application, consent, or acquiescence, a trustee, receiver, or other custodian is appointed for Big Cat or the property of Big Cat or any part thereof.

(d)           Commencement of any case under the Bankruptcy Code, Title 11 of the United States Code, or commencement of any other bankruptcy arrangement, reorganization, receivership, custodianship, or similar proceeding under any federal, state, or foreign law by or against any of the Big Cat.

(e)           All or any part of the Collateral is attached, levied upon, or otherwise seized by legal process, and such attachment, levy, or seizure is not quashed, stayed, or released within twenty (20) days of the date thereof.

(f)           The occurrence of any Event of Default under the Salary Deferral Agreement or this Agreement.

(g)           Big Cat abandons any material portion of the Collateral; or

(h)           Any material portion of the Collateral is lost, stolen, suffers substantial damage or destruction, or declines materially in value.

SECTION 6.                      RIGHTS AND REMEDIES.

6.1           Upon the happening of any Event of Default, and after any applicable cure period, Secured Party shall have (in addition to any other rights Secured Party may have under this Agreement, any supplement hereto or otherwise) the rights, options, duties and remedies of a secured party, and Big Cat shall have the rights and duties of a debtor, under the UCC; and without limitation thereto, Secured Party shall have the following specific rights:

(a)           To declare any or all of the Obligations to be immediately due and payable, whereupon such Obligations shall be immediately due and payable;

 (b)           As a matter of right and without notice to Big Cat or anyone claiming under Big Cat, Secured Party shall be entitled to orders of replevin by a court of any or all Collateral from time to time;

(e)           At its option, Secured Party may send written notice to any and all customers of Big Cat or other parties who may be obligated to pay Big Cat any consideration for the commercial use of the Patents, to advise such parties that Secured Party claims a security interest in such proceeds and demand that they pay any such amounts owing Big Cat directly to Secured Party.

(f)           At its sole option, to take possession of and/or retain the Collateral in satisfaction of the obligations secured hereunder by sending written notice of such election to Big Cat; but, unless such written notice is sent by Secured Party as aforesaid, possession or retention of said Collateral shall not be in satisfaction of any obligation hereunder;

(g)           To apply the proceeds realized from disposition of the Collateral according to law;

(h)           To exercise any and all other rights and remedies of a secured party.

6.2           The enumeration of the foregoing rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies Secured Party may have under the UCC or other applicable law. Secured Party shall have the right, in Secured Party’s sole discretion, to determine which rights and remedies, and in which order any of the same, are to be exercised, and in which order, and the exercise of any right or remedy shall not preclude the exercise of any others, all of which shall be cumulative.

6.5           No act, failure or delay by Secured Party shall constitute a waiver of any of Secured Party’s rights and remedies. No single or partial waiver by Secured Party of any provision of this Agreement or any supplement hereto, or breach or default thereunder, or of any right or remedy which Secured Party may have shall operate as a waiver of any other provision, breach, default, right or remedy or of the same provision, breach, default, right or remedy on a future occasion.

6.6           Big Cat waives presentment, notice of dishonor, protest and notice of protest of all instruments included in or evidencing any of the Obligations or the Collateral and any and all notices or demands whatsoever (except as expressly provided herein). Secured Party may in its discretion, proceed directly against Big Cat to enforce payment of the Obligations and shall not be required to proceed solely against the Collateral.

SECTION 7.                      SETOFF.

Upon the occurrence of an Event of Default, or, if in the commercially reasonable judgment of Secured Party, Secured Party deems itself insecure, any indebtedness owing from Secured Party to Big Cat may be set off and applied by Secured Party on any indebtedness or liability, secured or unsecured, of Big Cat to Secured Party at any time and from time to time, and without demand upon or notice to anyone.

SECTION 8.                      APPLICATION OF PROCEEDS.

  All Collateral and all proceeds of Collateral received by Secured Party, before or after an Event of Default, will be applied by Secured Party to the Obligations, whether or not due, subject to any requirements of law. Any Collateral and any balance of such proceeds remaining after payment of the Obligations in full will be paid to Big Cat, its successors or assigns, or as the law or a court of competent jurisdiction may direct. Any proceeds of Collateral in the form of a check shall be credited against the Obligations only upon clearance or payment thereof.

SECTION 10.                                LOAN DOCUMENTS.

This Agreement is subject to certain terms and provisions in the Salary Deferral Agreement, to which reference is made for a statement of such terms and provisions.

SECTION 11.                                CHOICE OF LAW/SEVERABILITY.

This Agreement and all transactions hereunder shall be deemed to be consummated in the State of Wyoming and shall be governed by, and interpreted in accordance with the laws of that State. If any part or provision of this Agreement is invalid or in contravention of any applicable law or regulation, such part or provision shall be severable without affecting the validity of any other part or provision of this Agreement.

SECTION 12.                                GENERAL.

12.1           Time is of the essence of this Agreement. The acceptance by Secured Party of partial payments shall not in any manner modify the terms of this Agreement, and such acceptance shall not be construed as a waiver of any subsequent defaults on Big Cat’ part nor shall it waive the "time is of the essence” provision.

12.2           Waiver of any default shall not constitute waiver of any subsequent default.

12.3      Reserved

12.4           This instrument is intended to provide a security interest to more than one Secured Party under the Salary Deferral Agreement and the obligations of Big Cat shall be joint and several as to all such Secured Parties. All words used herein shall be construed to be of such gender and number as the circumstances require and all references herein to Big Cat shall include all other persons primarily or secondarily liable.

12.5           Secured Parties or any Secured Party may file a Financing Statement with respect to this Agreement and any true and correct photographic or other reproductive copy of this Agreement may be filed or recorded as a Financing Statement.

12.6           This Agreement and all obligations of Big Cat hereunder shall be binding upon the successors and assigns of Big Cat and Secured Party, and shall, together with the rights and remedies of Big Cat and Secured Party hereunder, inure to the benefit of Big Cat and Secured Party, respectively and each party’s respective successors and assigns.

12.7    THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES REGARDING THE SUBJECT MATTER HEREOF AND MAY NOT BE ALTERED OR AMENDED EXCEPT BY A WRITING SIGNED BY ALL PARTIES.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

SECURED PARTY:                                                                                     BIG CAT ENERGY CORPORATION:

/s/ Timothy Barritt_______________                                                  By: _/s/  Richard Stockdale___________

Timothy Barritt                                                                             Richard Stockdale

      Its: Vice President

SECURED PARTY:

/s/  Raymond Murphy_____________

Raymond Murphy

SECURED PARTY:

/s/  Richard G. Stifel_______________

Richard G. Stifel